                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of 150,000 shares of the Common Stock of Atlantic Central Enterprises Limited of our report dated May 25, 1995, (except for note 3 which is as of May 9, 1996) on our audit of the consolidated statements of earnings and loss and deficit and cash flows for the year ended February 28, 1995 of Pharma Patch Plc (the "Company"), included in the Company's Annual Report (Form 10-KSB) for the fiscal year ended February 29, 1996, filed with the Securities and Exchange Commission.


                                            Chartered Accountants
Dublin, Ireland
March 21, 1997


                                       10